Abatix Corp.
                         8201 Eastpoint Drive, Suite 500
                               Dallas, Texas 75227

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2001 Annual Meeting of the Stockholders of Abatix Corp., a Delaware corporation, will be held at the Holiday Inn, LBJ Northeast, 11350 LBJ Freeway, Dallas, Texas 75238 on Thursday, May 17, 2001 at 9:00 A.M., Central Time, or at any and all adjournments thereof, for the following purposes:

1.   To elect five directors to the Board of Directors;

2.   To ratify of the appointment of independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Statement dated April 30, 2001 is attached.

The Board of Directors has fixed the close of business on April 16, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote, at the meeting.

Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                       BY ORDER OF THE BOARD OF DIRECTORS,



                             Gary L. Cox, Secretary


Dallas, Texas
April 30, 2001

                                  Abatix Corp.
                         8201 Eastpoint Drive, Suite 500
                               Dallas, Texas 75227

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Abatix Corp., a Delaware corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn, LBJ Northeast, 11350 LBJ Freeway, Dallas, Texas 75238 on Thursday, May 17, 2001 at 9:00 A.M., Central Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report of the Company for the fiscal year ended December 31, 2000 is being mailed together with this Proxy Statement and form of Proxy. The approximate date of mailing of this Proxy Statement and form of Proxy is April 30, 2001.

                       OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on April 16, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date, through which the transfer books of the Company remained open, will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies that are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required to elect Directors. The ratification of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

As of April 16, 2001, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 1,711,148 shares of the Common Stock of the Company, $.001 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their client's proxies in their own discretion as to the election of directors if the client has not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." If any such proposals were on the agenda for this meeting, broker non-votes would be included in determining the presence of a quorum at the meeting, but they would not be considered "shares present" for voting purposes and would have no impact on the outcome of such proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of March 31, 2001, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

                                           Shares
                                         Beneficially              Percent of
Name                                     Owned  (1)                  Class  (2)
----                                     ------------             -------------
Terry W. Shaver (3)                         593,650                    34.7%
Gary L. Cox (4)                             349,484                    20.4%
Frank J. Cinatl (5)                          14,000                     0.8%
Donald N. Black (6)                           5,100                     0.3%
Daniel M. Birnley (6)                             -                     0.0%
All executive officers and directors
 as a group (5 persons)                     962,234                    56.2%

[FN]

(1) Unless otherwise provided, amount represents shares for which the beneficial owner has sole voting and investment power and includes options currently exercisable or exercisable within sixty (60) days.

(2) The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

(3) Mr. Shaver is President, Chief Executive Officer and a Director of the Company.

(4) Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company.

(5) Mr. Cinatl is Vice President, Chief Financial Officer and a Director of the Company.

(6)      Mr. Black and Mr. Birnley are Directors of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All required reports were filed within the appropriate time limits.

                              ELECTION OF DIRECTORS

The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth.

                              NOMINEES FOR ELECTION

Name and Principal                               Director
    Occupation                                   Age              Since
------------------                               --------         ------

Terry W. Shaver, President and                    43               1988
Chief Executive Officer

Gary L. Cox, Executive Vice                       47               1988
President, Chief Operating
Officer and Secretary

Frank J. Cinatl, IV, Vice                         40               1999
President and Chief Financial Officer

Donald N. Black                                   49               1998
Retired President, Gena Laboratories, Inc.

Daniel M. Birnley, Retired President/Founder,     51               2000
North State Supply Co. of Phoenix

Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

TERRY W. SHAVER has served as President, Chief Executive Officer and a Director of the Company since its incorporation in December 1988 and of its predecessor, T&T Supply Company, Inc., since its organization in May 1983. From February 1979 until May 1983, Mr. Shaver was a Sales Representative with Global Safety Resources, Inc., Dallas, Texas, a distributor of industrial safety equipment and supplies. From July 1978 to January 1979, Mr. Shaver was a Sales Representative with Continental Industrial Supply Corp., Richardson, Texas, a distributor of industrial equipment and supplies. Between January 1977 and July 1978, Mr. Shaver was a Sales Representative with Briggs-Weaver, Inc., Dallas, Texas, a distributor of industrial equipment and supplies.

GARY L. COX has been Executive Vice President, Chief Operating Officer and a Director of the Company since its organization and Vice President and a Director of its predecessor company, T&T Supply Company, Inc., since February 1985. From April 1984 to December 1985, Mr. Cox also was Vice President of Diamond Built, Inc., Dallas, Texas, a real estate investment and construction company. Between January 1980 and March 1984, Mr. Cox was President of W.R. Cox Electric, Inc., Dallas, Texas, an electrical contracting firm and was with that company in various capacities commencing in June 1974.

FRANK J. CINATL, IV has been Vice President and Chief Financial Officer of the Company since 1994 and was appointed to the Board of Directors in February 1999. From 1989 to 1994, Mr. Cinatl was Manager of External Financial Reporting for The LTV Corporation, Dallas, Texas, a steel, aerospace/defense and energy company. Between 1983 and 1989, Mr. Cinatl was an auditor for an international public accounting firm.

DONALD N. BLACK was appointed a Director of the Company in February 1998, and was elected a Director at the 1998 annual meeting. Between 1979 and 1996, Mr. Black was employed by and owned Gena Laboratories Inc. ("Gena"), a manufacturer and distributor of professional beauty products. Mr. Black originally joined Gena in December 1979 as General Manager, became Vice President in 1985, then served as President from 1989 until November 1996, when Styling Technology Corporation acquired Gena. Prior to Gena, Mr. Black was a regional manager for Professional Beauty Supply from 1977 to 1979 and a regional manager for Milo Beauty Co., from 1974 to 1977, both Salon Product Distribution Companies.

DANIEL M. BIRNLEY was appointed a Director of the Company in March 2000 to fill a vacancy. From 1977 to 1999, Mr. Birnley was employed by and owned North State Supply. Mr. Birnley originally joined North State Supply Co. of Pennsylvania in 1977 as an outside salesperson, became General Manager in 1978, then became the owner in 1988. He moved to Phoenix, Arizona in 1990 and founded North State Supply Co. of Phoenix where he served as President and Chief Executive Officer until June 1999.

Messrs. Cox, Black and Birnley comprise the Company's audit committee. Its duties include the selection and recommendation of independent auditors subject to the approval of the stockholders, review of the scope and results of the annual audit, and review of the adequacy and effectiveness of the Company's internal control structure. The audit committee met once during 2000.

The Company has not established a standing nominating or compensation committee of the Board of Directors at the present time. During 2000, the Board of Directors held five meetings that were attended by all of the Directors.

All Directors who are not otherwise employed by the Company receive an annual fee of $5,000. Directors will also be reimbursed for reasonable expenses incurred in connection with their attendance at meetings. There are no family relationships among the Company's Executive Officers and Directors.

Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF
                    NOMINEES FOR DIRECTORS SET FORTH ABOVE.

                             EXECUTIVE COMPENSATION

               BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

The compensation program for Abatix is administered in a manner that promotes the attainment of reasonable profits on a consistent basis in order to preserve job protection and job security; that promotes and rewards productivity and dedication to the success of Abatix; that accomplishes internal equity among its people; and that responds to the influence of external market forces.

The above principles are applied to all employees, including executive officers. The Board of Directors reviews the compensation of Abatix's executive officers on an annual basis. The Board considers the total compensation (both salary and incentives), as well as the recommendation of the Company's President, in establishing each element of compensation.

At current cash compensation levels, the Board does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

The principal elements of compensation for Abatix's executive officers are the following:

Base Salary. As a rule, base salary for the executive officers of Abatix is comparable to the salaries for comparable positions in comparably sized companies. The Board bases this determination on information obtained for similarly situated businesses; its impression of the prevailing business climate; and the advice of the Company's President. Annual salary increases, if any, for executive officers as a group are not more, on a percentage basis, than those received by other employees.

Annual Incentive Bonus. The Board of Directors determines the amount of each bonus for executive officers at the end of each year.

In fixing the salary and bonus amounts for 2000, the Board considered the performance of each individual, his or her level of responsibility within the Company, the Company's profitability, the longevity in office of each officer, and each officer's performance as a team member. However, no mathematical weighing formulae were applied with respect to any of these factors. In evaluating an individual's performance, the Board relied on the recommendation of the President, whose recommendation is based on his own perception of such officer's performance.

The Company does not use defined performance targets in establishing compensation, nor does it employ minimum, targeted or maximum amounts of bonuses or total compensation levels for the executive officers and the final determination of compensation is subjective.

Automobiles. Each of the three executive officers of the Company is supplied with vehicles owned and maintained by the Company.
Stock Options. In an effort to provide a long-term incentive for future performance that aligns officers' interests with shareholders in general, the Company has granted stock options to executive officers and other key employees in the past or may in the future. Currently, there are no options outstanding, nor are there any options available for grant.

Executive officers, including the President, participate in the Abatix 401(K) Profit Sharing Plan, which are available to all Abatix employees on the same basis. Abatix makes little use of perquisites for executive officers.

                                                              BOARD OF DIRECTORS
                                                                 Terry W. Shaver
                                                                     Gary L. Cox
                                                             Frank J. Cinatl, IV
                                                               Daniel M. Birnley
                                                                 Donald N. Black

All of the Company's Executive Officers are full-time employees. Total cash compensation paid to all Executive Officers as a group for services provided to the Company in all capacities during the fiscal year ended in December 31, 2000 aggregated to $543,000. Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the Securities and Exchange Commission with respect to all Executive Officers of the Company or any of its subsidiaries who received total salary and bonus that exceeded $100,000 during the periods reflected.


                           SUMMARY COMPENSATION TABLE

                                Annual Compensation                            Long Term Compensation
                   -------------------------------------------------   -------------------------------------
                                                                                     Securities
   Name and                                                            Restricted    underlying
  principal                                           Other annual        stock       Options/       LTIP        All other
   position       Year      Salary        Bonus       compensation      award(s)      SARs (#)     payouts     compensation
---------------  -------  ------------  -----------  ----------------  ------------  ------------  ---------  ----------------


Terry W.          2000     $185,000      $20,000        $12,000 a           -             -           -              -
Shaver,           1999     $170,000      $15,000        $12,000 a           -             -           -              -
President         1998     $156,000      $40,000        $12,000 a           -             -           -              -
and CEO

Gary L.           2000     $185,000      $15,000c       $12,000 a           -             -           -              -
Cox,              1999     $170,000      $40,000c       $12,000 a           -             -           -              -
Exec. V.P.        1998     $156,000      $10,000c       $12,000 a           -             -           -              -
and COO

Frank J.          2000     $100,000      $ 7,500        $13,140 a           -             -           -              -
Cinatl,           1999     $ 92,000      $ 5,000        $ 3,140             -             -           -              -
V.P.              1998     $ 84,000      $25,000        $ 1,140             -             -           -              -
and CFO

Brian G.          2000     $ 26,250 d        -          $ 3,349 b           -             -           -              -
Mendelsohn,       1999     $130,637      $ 3,276        $12,000 b           -             -           -              -
V.P. Sales

[FN]

a - Amounts  represent  the  estimated  annual  value of vehicles and related maintenance benefits provided to such Executive Officers in all years presented.
b - Amount represents monthly auto allowance paid to named executive officer.
c - Mr. Cox elected to defer  $10,000 of his 1997 bonus until  January  1998, his entire $40,000 bonus for 1998 until January 1999, his entire $15,000 bonus for 1999 until January 2000, and his entire $20,000 bonus for 2000 until January 2001.
d - Mr.  Mendelsohn  was employed  with the Company as an officer from  February
    1999 through March 15, 2000.

There are currently no stock option, stock appreciation rights or long-term compensation plans for any employees, including the executives, of the Company.

                              EMPLOYMENT AGREEMENTS

Messrs. Shaver and Cox are parties to employment agreements with the Company expiring December 31, 2002. These agreements provide for minimum annual compensation of $195,000 each. Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company. The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services. The employment agreements also provide for certain executive benefits such as the use of an automobile, reimbursement of business expenses, health insurance and related benefits.

                                PERFORMANCE GRAPH

The following graph compares total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The Nasdaq Stock Market and for Nasdaq Non-Financial Stocks assuming a $100 investment made on December 31, 1995. The stock performance shown on the graph below is not necessarily indicative of future price performance. The closing price is used to compute the return for Abatix Corp.

                                     1995      1996       1997       1998       1999      2000
                                  --------- ---------- ---------- ---------- --------- ----------
Abatix Corp.                        100.0       92.0       84.0      116.0      63.0       44.0
NASDAQ Total Return Index           100.0      123.0      150.7      212.5     394.9      237.7
NASDAQ Non-Financial Stocks Index   100.0      121.5      142.2      208.8     408.7      238.5

                                RETIREMENT PLANS

The Company has a 401(K) Plan, pursuant to which the Company contributed $46,346, $42,366 and $38,154 during 2000, 1999, and 1998, respectively. At this time, Terry W. Shaver, Gary L. Cox, Frank J. Cinatl and 84 other employees are eligible to participate in the 401(K) Plan, which requires all employees to have performed services to the Company for at least one year. Contributions by an employee in any one year may not exceed the lesser of 15% of their respective salary or the Internal Revenue Service specified limits. The Company currently matches 20% of the employees' contributions on an ongoing basis, but the Board of Directors may approve an increase or a decrease in the matching portion at any time in the future.

                      APPOINTMENT OF THE COMPANY'S AUDITORS

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility for the audit process, the Audit Committee discussed with the independent auditors all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the independent auditors any other relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors, the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ending December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ending December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Currently,  the Audit Committee consists of three directors,  one of which, Gary
L. Cox, is not independent as defined by the listing standards of the National Association of Securities Dealers. The Company has until June 2001 to comply with these listing standards and replace Gary L. Cox on the Audit Committee. The Company's Board of Directors is currently interviewing several interested candidates for a Board position. Each of the candidates is independent and comes from a financial background.

                                       AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                                        Donald N.Black, Chairman
                                                                     Gary L. Cox
                                                               Daniel M. Birnley

                         PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees billed to the Company for the fiscal year ending December 31, 2000, by the Company's principal accounting firm, KPMG LLP, were as follows:

Audit Fees                                                       $50,000
Financial Information Systems Design and Implementation Fees     $     -
All Other Fees                                                   $13,650 (a) (b)

(a) The Audit Committee has considered whether the provision of these services by KPMG LLP is compatible with maintaining the principal accountant's independence.
(b)      Includes fees for tax preparation and consulting services.

The appointment of KPMG LLP as independent auditors of the Company for the fiscal year ended December 31, 2001 will be ratified.

Although the Board of Directors of the Company is submitting the appointment of KPMG LLP for stockholder approval, it reserves the right to change the selection of KPMG LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF THE COMPANY'S AUDITORS.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

Management is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.


                   STOCKHOLDER'S PROPOSALS TO BE PRESENTED AT
                      THE COMPANY'S NEXT ANNUAL MEETING OF
                                  STOCKHOLDERS

Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices no later than December 31, 2001, for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Stockholders.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Mr. Frank J. Cinatl, Vice President, Abatix Corp., 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                          Gary L. Cox, Secretary

Dallas, Texas
April 30, 2001

                                   APPENDIX A
                             Audit Committee Charter
                                  Abatix Corp.

Purpose:
The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management has established and the audit process.

Organization:
The Audit Committee shall be named by the Board of Directors and shall be comprised of two or more directors. The majority of the Audit Committee members must be outside directors independent of management. The Board of Directors shall name a chairperson from among the outside directors.

Responsibilities:
The Audit Committee responsibilities are primarily oversight and monitoring and in discharging these responsibilities will act in reliance on senior financial management and outside auditors. In meeting these responsibilities, the Audit Committee is expected to:
1. Review with management and the independent auditors at the completion of the annual audit:
   a. The Company's annual financial statements
   b. The independent  auditor's audit
      of these statements and their report thereon
   c. Any  significant  changes  in the  independent  auditor's  audit  plan
   d. Any difficulties or disputes with management encountered during the audit
2. Review and consider with the independent auditor, the chief financial officer and other management as appropriate:
   a. The adequacy of the Company's internal controls including computerized systems and security
   b. Any related significant findings and recommendations of the independent auditor together with management's response thereto
3. Recommend to the Board of Directors the independent auditors to be nominated, approve their compensation and review and approve their termination if and/or when appropriate.
4. Review filings with the SEC and other published documents to consider whether the information contained in these documents is consistent with financial statements.
5. Inquire of management or the independent auditor about significant risks or exposures and steps management has taken to address these risks.
6. Maintain and provide to the Board of Directors minutes of Audit Committee proceedings.

Additionally,   the  Audit  Committee  may  conduct  or  instigate   studies  or
investigations into any matter within their scope of responsibilities.

July 23, 1999